FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REDUCES WORKFORCE BY APPROXIMATELY ONE THIRD
TO ADDRESS ECONOMIC DOWNTURN AND CONTRACTION OF CORE MARKET

BROOMFIELD, Colo. – April 1, 2020 – DMC Global Inc. (Nasdaq: BOOM) today reported it has reduced its workforce by 264 positions, 97 of which were temporary workers. The reduction, which eliminated approximately one third of DMC’s workforce, was taken primarily to address sharply lower activity levels in the Company’s core oil and gas end market. The workforce reduction principally impacted full-time, part-time and temporary direct-labor roles in manufacturing and assembly at DynaEnergetics, DMC’s oilfield products business. Several general and administrative positions also were eliminated at DynaEnergetics, as well as at DMC’s corporate office, and at NobelClad, DMC’s composite metals business. Additionally, DynaEnergetics’ manufacturing facilities in the United States and Europe have transitioned to reduced work weeks. DMC expects to incur related cash severance costs of approximately $820,000 during the first quarter.

A steep decline in energy demand has resulted in a sudden slowdown in well-completion activity, reducing orders for DynaEnergetics’ well perforating systems. Kevin Longe, president and CEO of DMC, said, “This workforce reduction is a difficult and unfortunate process, but it is essential we realign the size of our organization to match the smaller size of our addressable market. We hope to offer impacted employees an opportunity to rejoin the company when our markets improve.”

Longe added, “The challenges associated the market downturn have not altered DMC’s long-range strategy. We will continue investing in the development of differentiated, high-value products that strengthen our customers’ operations and enhance their profitability. We have a solid balance sheet and a resilient business model, and we expect to emerge from this downturn a strong company that continues to lead its respective industries and delivers value to its stakeholders.”

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

Safe Harbor Language
Except for the historical information contained herein, this news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including expected cash severance costs of $820,000, the potential of offering former employees an opportunity to rejoin the company when our markets improve, and the expectation that DMC will emerge from the current downturn a strong company that continues to lead its respective industries and delivers value to its stakeholders. Such statements and information are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs and ability to achieve goals. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; fluctuations in customer demand; our ability to successfully navigate slowdowns in market activity or execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; potential consolidation among DynaEnergetics’ customers; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw material; potential supply-chain disruptions, including as may be related to the coronavirus; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2019. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

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